UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

Sigma-Aldrich Corporation

(Exact name of registrant as specified in Charter)

Delaware	000-08135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on September 22, 2014, Sigma-Aldrich Corporation, a Delaware corporation (the “Company” or “Sigma-Aldrich”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Parent”), Mario II Finance Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Parent at a price of $140.00 per share in cash.

Completion of the merger is conditioned on, among other things, the expiration of the waiting period (and any extension thereof) or the granting of early termination applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Sigma-Aldrich and Parent filed their respective notification and report forms under the HSR Act with the Antitrust Division of the Department of Justice (the “DOJ”) and the United States Federal Trade Commission (the “FTC”) on October 24, 2014, which triggered the start of the HSR Act waiting period. The statutory waiting period was initially scheduled to expire on November 24, 2014.

On November 17, 2014, with the Company’s prior consent, Parent notified the FTC and DOJ that Parent was withdrawing its HSR Act notification voluntarily effective no later than November 20, 2014 at 5:00 p.m., Eastern Time, to provide the FTC additional time beyond the initial 30-day HSR Act waiting period to conduct its review and that it intends to re-file its notification no later than November 24, 2014. On November 21, 2014, Parent refiled its notification with the FTC and the DOJ. The waiting period under the HSR Act will expire on December 22, 2014, unless the Company or Parent voluntarily withdraws its notification and report form or the DOJ or FTC grants early termination of the HSR Act review period or formally requests additional information concerning the merger.

Important Additional Information

This communication is being made in respect of the proposed merger transaction involving Sigma-Aldrich and Parent. The proposed merger will be submitted to the shareholders of Sigma-Aldrich for their consideration. In connection therewith, Sigma-Aldrich filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on November 3, 2014, which was mailed to shareholders of record of Sigma-Aldrich beginning on November 3, 2014. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the Definitive Proxy Statement, any amendments or supplements thereto and other documents containing important information about Sigma-Aldrich, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on Sigma-Aldrich’s website at http://investor.sigmaaldrich.com under the heading “Financial Information—SEC Filings”. Shareholders of Sigma-Aldrich may also obtain a free copy of the Definitive Proxy Statement by contacting Sigma-Aldrich’s Investor Relations Department at (314) 898-4643.

Sigma-Aldrich and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Sigma-Aldrich is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 21, 2014, its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 6, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the shareholders of Sigma-Aldrich and a description of their direct and indirect interests, by share holdings or otherwise, is contained in the Definitive Proxy Statement.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: November 21, 2014	By:	/s/ George L. Miller
		Name:	George L. Miller
		Title:	Senior Vice President, General Counsel and Secretary

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